UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 27, 2007

AFFINITY GROUP HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124109	20-2428068
(State of incorporation)	Commission File Number	(IRS Employer
Identification No.)

2575 Vista Del Mar Drive	(805) 667-4100
Ventura, CA 93001	(Registrant’s telephone
(Address of executive offices)	number including area

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instructions A.2. below)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13d-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2007, Affinity Group, Inc. (“AGI”), a wholly-owned subsidiary of Affinity Group Holding, Inc. (the “Company”), amended its Amended and Restated Credit Agreement dated as of June 24, 2003, as amended by the (a) First Amendment to the Credit Agreement dated as of February 18, 2004, (b) Second Amendment to the Credit Agreement dated as of June 30, 2004, (c) Third Amendment to the Credit Agreement dated as of November 12, 2004, (d) Fourth Amendment to the Credit Agreement dated as of March 24, 2005, (e) Fifth Amendment to the Credit Agreement dated as of November 4, 2005, (f) Sixth amendment to the Credit Agreement dated as of March 3, 2006 and (g) Seventh Amendment to the Credit Agreement dated as of June 8, 2006, in each case, among AGI, the guarantors named therein, the lenders named therein, Canadian Imperial Bank of Commerce, as Syndication Agent and as Administrative Agent, and General Electric Capital Corporation, as Documentation Agent (as amended, the “Senior Credit Facility”). The amendment entered into on February 27, 2007 extends the maturity of the revolving credit facility from June 24, 2008 to June 24, 2009, increases the consolidated senior leverage ratio from 1.90 to 3.50 times EBITDA, as defined, and fixes the consolidated total leverage ratio at 5.0 times EBITDA, as defined.  Further, the amendment permits AGI to repurchase up to an additional $50.0 million of AGI’s $200.0 million 9% senior subordinated notes due 2012 (“Senior Subordinated Notes”) from time to time as and when management of AGI determines through the issuance of  additional term loans of up to $50.0 million.  Any loan amounts not used for the repurchase of the Senior Subordinated Notes may be used for acquisitions.  As of the date of this Report, the principal balance of the term loans outstanding under the Senior Credit Facility aggregated $108.5 million, $7.3 million is reserved for letters of credit issued under the revolving credit line of the Senior Credit Facility and $13.7 million is available for borrowing under the Senior Credit Facility.

The Senior Subordinated Notes bear interest at 9% per annum payable semi-annually, mature on February 15, 2012, and may be called at a price of 104.5% beginning February 15, 2008 and declining to par at February 15, 2010.  AGI may, from time to time, repurchase the Senior Subordinated Notes with its available cash or from borrowings.  In addition, the Company believes that affiliates of the Company, including other entities owned or controlled by Stephen Adams who controls the Company’s ultimate parent company, may also purchase the Senior Subordinated Notes or the Company’s Senior Notes from time to time.  The Company’s Senior Notes bear interest at 10 7/8% per annum payable semi-annually, mature on February 15, 2012, and may be called at a price of 105.438% beginning February 15, 2008, declining to par at February 15, 2010.  The Company may elect to pay interest on the Senior Notes in cash or by the issuance of additional notes of the same tenor as the Senior Notes.  Any additional Senior Notes issued in payment of interest are due in full on or before March 15, 2010.

Section 9 — Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

d. Exhibits

Exhibit 99.1 Eighth Amendment to Credit Agreement dated February 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GROUP HOLDING, INC.
(Registrant)

Date: March 1, 2007	/s/ Thomas F. Wolfe
Thomas F. Wolfe
Senior Vice President
and Chief Financial Officer